Exhibit 10.1

FIFTH AMENDMENT TO RESTATED LOAN AGREEMENT AND WAIVER

This Fifth Amendment to Restated Loan Agreement and Waiver (this “Amendment”) dated as of October 17, 2009, is made among GMX RESOURCES INC., an Oklahoma corporation (the “Borrower”), the BANKS (as defined below), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent, arranger and bookrunner, for the Banks (and individually as a Bank), UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as syndication agent (and individually as a Bank), BNP PARIBAS, as co-documentation agent (and individually as a Bank), and COMPASS BANK, as co-documentation agent (and individually as a Bank), who agree as follows:

RECITALS

A. This Amendment pertains to that certain Third Amended and Restated Loan Agreement dated effective as of June 12, 2008, among the Borrower, the Agent and the Banks, as amended by the First Amendment dated as of October 29, 2008, the Second Amendment dated as of November 12, 2008, the Third Amendment dated as of February 26, 2009 (but effective as of December 31, 2008), and the Fourth Amendment dated as of June 3, 2009 (as amended, the “Loan Agreement”). As used in this Amendment, capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.

B. The Borrower, the Agent and the Banks desire to amend the Loan Agreement to permit the formation of a joint venture for the Borrower’s and Endeavor’s natural gas gathering business and assets, including the release of the Secured Parties’ liens on such assets, to reduce the Borrowing Base effective upon the creation, if any, of such joint venture, and to provide for other matters pertinent to the Loan.

C. The Borrower has requested a waiver of a financial covenant requirement for the period from August 1, 2009, through October 30, 2009. The Agent and the Banks are willing to accept the Borrower’s request on the terms and conditions set forth below.

D. The Borrower, the Agent and the Bank further desire to amend the Loan Agreement to permit the Borrower’s issuance of senior unsecured convertible notes, to permit the Borrower to pay in full all the outstanding Qualified Subordinated Debt, and to delete the net worth financial covenant.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Banks, the parties hereto hereby agree as follows:

ARTICLE 1.

AMENDMENT AND AGREEMENT (KINDER)

1.1 The Borrower, the Agent and the Banks hereby agree that, upon the effectiveness of this Amendment and the closing of the Kinder Transaction (as defined in Paragraph 1.2 below), the Borrowing Base on such date shall be one hundred forty million ($140,000,000.00) dollars, and at this time there is no Periodic Reduction in effect, all subject to future change in accordance with the terms of the Loan Agreement. Furthermore, Section 1.2 of the Loan Agreement is amended to amend the definition of “Borrowing Base”, and further Subsection 5.2(c) of the Loan Agreement also is amended (both as previously amended by the Fourth Amendment dated as of June 3, 2009), together to provide that the effective date of the next scheduled redetermination of the Borrowing Base in 2009 shall be October 30, 2009 (instead of September 1).

1.2 The Borrower has requested the consent of the Agent and the Banks to a proposed transaction (collectively, the “Kinder Transaction”) involving the formation of a joint venture, Endeavor Gathering LLC, a Delaware limited liability company (“Endeavor JV”), by the Borrower and Kinder Morgan Endeavor LLC (“Kinder Morgan”) as its two members, and the contribution by the Borrower and Endeavor to Endeavor JV of materially all of the assets relating to their natural gas gathering business on the terms described in writing by the Borrower to the Agent and the Banks. Following such contribution, the Borrower will sell to Kinder Morgan a forty percent (40%) interest in Endeavor JV (after giving effect to certain preferential distribution rights in favor of Kinder Morgan in the Endeavor JV Agreement) for a purchase price of thirty six million ($36,000,000.00) dollars. The Borrower has requested the Agent and the Banks to release the assets being contributed to Endeavor JV from the Liens of the Collateral Documents. The “Endeavor JV Closing Date” shall mean the date the Kinder Transaction closes. The Agent and the Banks hereby consent to the Kinder Transaction under Sections 6.8, 6.14 and 6.16 of the Loan Agreement, on the terms provided in this Amendment, provided that the Endeavor JV Closing Date occurs no later than November 13, 2009. The Banks on behalf of the Secured Parties hereby agree to release (on the Endeavor JV Closing Date) the Collateral to be contributed to Endeavor JV, consisting of all of the assets relating to the Borrower’s and Endeavor’s natural gas gathering business, including without limitation pipelines, compression and related equipment, inventory, contracts and contract rights (including, without limitation, Endeavor’s right to retain a 2% marketing fee in connection with certain natural gas acquired by Endeavor from Borrower), capital and operating leases, undivided ownership interests in lands used as compressor sites, undivided interests in the Borrower’s co-tenancy properties used for pipeline operations, easements, and implied easement rights under oil and gas leases. The Banks on behalf of the Secured Parties further agree to the Agent entering into a subordination and non-disturbance agreement with Endeavor JV pertaining to all acreage in Harrison and Panola Counties, Texas, which is dedicated by the Borrower to Endeavor JV under the Gas Gathering Agreement. These consents shall not be a precedent for any subsequent requested waiver of (or consent under) these or any other covenants or other provisions of the Loan Agreement.

1.3 The Borrower shall use at least thirty six million ($36,000,000.00) dollars of the proceeds of the Kinder Transaction solely to pay the Indebtedness.

1.4 Section 1.2 of the Loan Agreement is amended to add the following new definitions, each inserted in their respective proper alphabetical place, each to read in its respective entirety as follows:

“Consent by Other JV Member” shall mean the Consent and Acknowledgment by Member (Pledged Membership Interest) by Kinder Morgan Endeavor LLC.

“Endeavor JV” shall mean Endeavor Gathering LLC, a Delaware limited liability company, owned by the Borrower and Kinder Morgan Endeavor LLC (or its permitted successors and assigns).

“Endeavor JV Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Endeavor JV, dated as of the Endeavor JV Closing Date, as amended in accordance with this Agreement.

“Endeavor JV Closing Date” shall mean the date the Kinder Transaction closes.

“Gas Gathering Agreement” shall mean the Gas Gathering Agreement among Endeavor JV, Borrower and Endeavor, dated as of the Endeavor JV Closing Date, as amended in accordance with this Agreement.

“Joint Use Agreement” shall mean the Joint Use Agreement between Borrower and Endeavor JV, dated as of the Endeavor JV Closing Date, as amended in accordance with this Agreement.

“Kinder Transaction” shall mean the transaction described in the Fifth Amendment in this Agreement.

“Management Services Agreement” shall mean the Management Services Agreement between Endeavor JV and Borrower, dated as of the Endeavor JV Closing Date, as amended in accordance with this Agreement.

“Pipeline Operating Agreement” shall mean the Pipeline Operating Agreement between Endeavor and Endeavor JV, dated as of the Endeavor JV Closing Date, as amended in accordance with this Agreement.

1.5 Effective as of the Endeavor JV Closing Date, Section 3.1(a) of the Loan Agreement is amended to delete the phrase “its gas gathering system” and substitute (in the same place) the words “its assets” item (vi), and to add the following new clause (xii), such new clause (xii) to read in its entirety as follows:

(xii) Security Agreement executed by the Borrower, granting a first priority security interest in the Borrower’s ownership interest in Endeavor JV.

1.6 Effective as of the Endeavor JV Closing Date, Section 4.16 of the Loan Agreement is amended to amend and restate Subsections (c) and (d), each to read in their entirety as follows:

(c) The Borrower’s natural gas production from substantially all of the wells operated by the Borrower located on acreage in Harrison and Panola Counties, Texas, is dedicated to Endeavor JV under the Gas Gathering Agreement. Otherwise, none of the Collateral is subject to any calls on production of hydrocarbons or any gathering or transportation dedications or commitments of any kind.

(d) Endeavor JV has good and marketable title to the gas gathering system servicing the Collateral in Harrison and Panola counties, Texas.

1.7 Effective as of the Endeavor JV Closing Date, Section 4.19 of the Loan Agreement is hereby amended by adding the following new Subsection (c), to read in its entirety as follows:

(c) The Borrower has provided to the Agent true, accurate and complete copies of the organizational documents (including the Endeavor JV Agreement) of Endeavor JV, and of the Gas Gathering Agreement, the Management Services Agreement, the Pipeline Operating Agreement, the Joint Use Agreement and the Purchase Agreement between Borrower and Kinder Morgan Endeavor LLC relating to Endeavor JV (including all amendments of any of the foregoing).

1.8 Effective as of the Endeavor JV Closing Date, Section 4.20 of the Loan Agreement is hereby amended to delete the phrase “and as to the gathering system Endeavor,” in Subsection (b), and further to add the following new Subsection (c), to read in its entirety as follows:

(c) Endeavor JV does not have an ownership (direct or beneficial) interest in any Person.

1.9 Effective as of the Endeavor JV Closing Date, Subsections 5.2(a) and (b) are each amended to add the following new sentence at the end of each Subsection, such sentence to read in its entirety as follows:

The consolidated financial statements of the Borrower shall include a consolidating schedule breaking out the financial results of Endeavor JV.

1.10 Effective as of the Endeavor JV Closing Date, Section 5.11 of the Loan Agreement is hereby amended to add the following new Subsections (n) and (o), to read in its entirety as follows:

(n) The Borrower shall promptly furnish the Agent with copies of each notice of default, arbitration notice, or dispute notice sent or received by the Borrower under or pertaining to the Endeavor JV Agreement, the Gas Gathering Agreement, the Pipeline Operating Agreement, the Management Services Agreement or the Joint Use Agreement, and of each amendment, modification or waiver (retroactive or prospective) pertaining to the Endeavor JV Agreement, the Gas Gathering Agreement, the Pipeline Operating Agreement, the Management Services Agreement or the Joint Use Agreement or any new agreement pertaining to any of the foregoing.

(o) The Borrower shall promptly notify the Agent of the occurrence of any delinquency by a member under the Endeavor JV Agreement in making any Capital Contribution (as defined therein) to Endeavor JV as required pursuant to the Endeavor JV Agreement.

1.11 Effective as of the Endeavor JV Closing Date, Section 5.15 of the Loan Agreement is hereby amended to add the following new Subsection (f) to read in its entirety as follows:

(f) The calculations of EBITDA for purposes of the financial covenants in this Section 5.15 shall include cash distributions to Borrower from Endeavor JV. However, for the avoidance of doubt, the calculations of EBITDA for purposes of the financial covenants in this Section 5.15 shall not include Borrower’s proportionate share of the net income of Endeavor JV (even if Borrower otherwise includes such proportionate share in its income statement).

1.12 Effective as of the Endeavor JV Closing Date, Section 6.1 of the Loan Agreement is hereby amended to add the following new Subsection (j), to read in its entirety as follows:

(j) Debt under the Guaranty Agreement by the Borrower in favor of Endeavor JV, guaranteeing (only) the obligations of Endeavor under the Gas Gathering Agreement, the Pipeline Operating Agreement and the Assignment of Contract Rights among Endeavor JV, Endeavor and Borrower, dated as of the Endeavor JV Closing Date.

1.13 Effective as of the Endeavor JV Closing Date, Section 6.3 of the Loan Agreement is hereby amended to add the following new Subsection (i), to read in its entirety as follows:

The Borrower’s ownership of equity interest in Endeavor JV, provided that the Borrower shall not make further capital contributions or investments (debt or equity) of any type in Endeavor JV after its formation and initial capitalization (as permitted by the Fifth Amendment to this Agreement), except in an amount not to exceed two million five hundred thousand ($2,500,000.00) dollars during any consecutive twelve month period.

1.14 Effective as of the Endeavor JV Closing Date, Section 6.15 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:

Section 6.15 Subsidiaries. The Borrower will not allow or suffer any changes to be made in the ownership structure of each Subsidiary, and shall not own and control directly or indirectly less than one hundred (100%) percent of the ownership and voting rights in each Subsidiary other than Endeavor JV. The Borrower will not create, incur, assume or permit to exist any Lien on its equity interest in any Subsidiary, other than in favor of the Agent (and a second Lien in favor of Subordinated Holder).

1.15 Effective as of the Endeavor JV Closing Date, Section 6.16 of the Loan Agreement is hereby amended to add the following new sentence at the end of such section, to read in its entirety as follows:

This Section 6.16 shall not apply to Endeavor JV.

1.16 Effective as of the Endeavor JV Closing Date, Article 6 of the Loan Agreement is hereby amended to add the following new Sections 6.18, 6.19 and 6.20, to read in their entirety as follows:

Section 6.18 Endeavor JV Debt. The Borrower will not allow or suffer Endeavor JV to incur, create, assume or in any manner become or be liable in respect of any Debt direct or contingent, except for:

(a)	Customary trade payables or operating leases, and endorsements of negotiable instruments for deposit or collection, all from time to time incurred in the ordinary course of business.

(b)	Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

Section 6.19 Endeavor JV Liens. The Borrower will not allow or suffer Endeavor JV to create, incur, assume or permit to exist any Liens on any of its property now owned or hereafter acquired, except for:

(a)	Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and so long as the payment of same is not a condition to be met in order to maintain in force such Person’s interest in such property.

(b)	Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not more than 90 days past due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and so long as the payment of same is not a condition to be met in order to maintain in force such Person’s interest in such property.

(c)	Minor imperfections of title or non-monetary Liens that do not materially impair the development, operation or value of property in its intended use or the title thereto and which are of a nature commonly existing with respect to properties of a similar character.

Section 6.20 Endeavor JV.

(a)	The Borrower shall not enter into or agree to or suffer to occur any amendment, modification or waiver of any term or condition of, or any of its or Endeavor’s rights under, (i) the Endeavor JV Agreement, (ii) the Gas Gathering Agreement, (iii) the Pipeline Operating Agreement, (iv) the Management Services Agreement, or (v) the Joint Use Agreement.

(b)	The Borrower shall not own and control less than sixty (60%) percent of the ownership rights in Endeavor JV. The Borrower shall not possess and control less than fifty (50%) percent of the voting rights in Endeavor JV. Notwithstanding the foregoing provisions of this subsection (b), the Banks acknowledge and agree that Borrower may receive a lesser percentage of the distributions of cash from Endeavor JV than its ownership interest and/or a different percentage allocation of Endeavor JV’s net profit or net loss from its ownership interest, in each case as set forth in the Endeavor JV Agreement.

(c)	The Borrower shall not consent to or suffer the other member of Endeavor JV to sell, assign, exchange or otherwise transfer or dispose of its membership interest in Endeavor JV unless the acquiring party delivers to the Agent a written agreement pursuant to which the acquiring party is bound to the terms of the Consent by Other JV Member.

(d)	The Borrower shall not allow or suffer to occur an advance by the other member of Endeavor JV with respect to a Capital Contribution owing by Borrower under Section 4.3 of the Endeavor JV Agreement.

1.17 Effective as of the Endeavor JV Closing Date, Section 8.1 of the Loan Agreement is hereby amended to add the following new Subsection (q), to read in its entirety as follows:

(q)	Endeavor JV. A Default occurs in respect of the Borrower under the Endeavor JV Agreement; or an advance by the other member occurs in respect of any Capital Contribution owing by Borrower under Section 4.3 of the Endeavor JV Agreement; or the other member of the Endeavor JV Agreement exercises any remedies with respect to its security interest in the Borrower’s membership interest in Endeavor JV.

ARTICLE 2.

WAIVER

2.1 (a) The Borrower has advised the Agent and the Banks that, notwithstanding the provisions of Subsection 5.15(e) of the Loan Agreement requiring a ratio of Total Debt to

EBITDA for the twelve months most recently ended be met at all times, in fact the Borrower’s financial condition has failed and may fail to meet that requirement during the period from August 1 through October 30, 2009. At the Borrower’s request, the Agent and the Banks hereby grant a one-time waiver of the maximum Total Debt to EBITDA ratio in Subsection 5.15(e) for the period from August 1 through October 30, 2009, subject however to Subparagraph 2.1(b) below. This waiver shall not constitute an amendment of the Loan Agreement nor be a precedent for any subsequent requested waiver of this or any other covenant or other provision of the Loan Agreement.

(b) Notwithstanding the waiver granted in Subparagraph 2.1(a) above, the obligation of the Banks to make additional Advances on the line of credit or the Issuing Bank to issue standby letters of credit shall be subject to the condition of their prior receipt of a true and correct representation and warranty by the Borrower that the Borrower’s financial condition meets the requirement in Subsection 5.15(e) of the Loan Agreement (without reliance upon the foregoing waiver, and without consideration of the amendment to Subsection 5.15(e) in Paragraph 4.2 below) and the Borrower otherwise complies with Loan Agreement Section 7.4.

2.2 The Borrower shall pay the Agent, for disbursement pro rata to the Banks (on the basis of each Bank’s portion of the Borrowing Base) a waiver fee equal to one eighth of one percent (0.125%) on the portion of the Borrowing Base allocated to such Bank (before giving effect to the reduction in Paragraph 1.1 hereof), equal to a total for all Banks of $218,750.00 (being 0.125% of $175,000,000.00).

ARTICLE 3.

FURTHER AMENDMENTS (DEBT OFFERING)

3.1 Section 1.2 of the Loan Agreement is amended by adding the following definitions of “2009 Convertible Debt” and “2009 Preliminary Prospectus Supplement”, each in its proper alphabetical place, each to read in its respective entirety as follows:

“2009 Convertible Debt” shall mean Debt of Borrower which (i) does not exceed $75,000,000.00 in aggregate principal amount, plus up to an additional 15% of such amount ($11,250,000.00) upon exercise of the underwriters’ over-allotment option as described in the 2009 Preliminary Prospectus Supplement, (ii) is unsecured by any Liens, (iii) has a stated (non-default) interest rate equal to or less than six (6%) percent per annum, (iv) has a stated maturity date no earlier than May 1, 2015, (v) sets forth covenants that are no more restrictive on the Companies and their operations and affairs than the covenants described in the 2009 Preliminary Prospectus Supplement, (vi) is not subject to redemption or repurchase in any part prior to maturity, except for the redemptions or repurchases described in the 2009 Preliminary Prospectus Supplement, (vii) is issued no later than November 13, 2009, and (viii) does not exceed in aggregate principal amount the dollar amount received by the Borrower in its contemporaneous issuance of common stock (within one day of this Debt issuance).

“2009 Preliminary Prospectus Supplement” shall mean the Preliminary Prospectus Supplement (to prospectus dated June 25, 2008) relating to the offer and sale of the 2009 Convertible Debt, dated October 19, 2009, in the form attached to this Amendment as Exhibit A.

3.2 Section 4.9 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:

Section 4.9 Defaults. The Companies are not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which such Company is a party or by which it or any of its property is bound, including without limitation the contracts pertaining to the Qualified Subordinated Debt, the Qualified Redeemable Preferred Equity, the Convertible Debt or the 2009 Convertible Debt.

3.3 Section 4.21 of the Loan Agreement is hereby amended to amend and restate Subsection (a), to read in its entirety as follows:

(a) The Borrower has no Debt for borrowed money from any Person (other than this Loan), except (i) the PVOG Production Payment (on the terms described in the definition thereof), (ii) the Qualified Subordinated Debt (on terms meeting the definition thereof) described in the Intercreditor Agreement dated as of July 31, 2007, among the Agent, the Banks, The Bank of New York Trust Company, N.A., as Noteholder Collateral Agent, and The Prudential Insurance Company of America, but only until the issuance of the 2009 Convertible Debt and the payment in full of this Qualified Subordinated Debt with a portion of such proceeds, (iii) the Convertible Debt (on terms meeting the definition thereof), and (iv) the 2009 Convertible Debt (on terms meeting the definition thereof). The Borrower has no material accounts payable more than sixty days old. The only documents evidencing the PVOG Production Payment are the Participation Agreement (including all amendments).

Further, Subsection (c) of Section 4.21 is hereby amended and restated, to read in its entirety as follows:

(c) The Borrower has provided the Agent with true and complete copies of the documents pertaining to the Qualified Subordinated Debt, the Convertible Debt, and the 2009 Convertible Debt (including all amendments to any of the foregoing).

3.4 Subsection (m) of Section 5.11 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:

(m) The Borrower shall promptly furnish the Agent with (i) a copy of any notice of default or waiver (retroactive or prospective) pertaining to the Convertible Debt or the 2009 Convertible Debt, (ii) copies of each amendment, modification or waiver pertaining to the Convertible Debt or the 2009 Convertible Debt, (iii) any new agreement pertaining to the Convertible Debt or the 2009 Convertible Debt, and (iv) notice of each redemption, repurchase or conversion which occurs pertaining to the Convertible Debt or the 2009 Convertible Debt.

3.5 Subsection (a) of Section 5.15 of the Loan Agreement is hereby amended by adding the following sentence at the end of subsection (a), to read as follows:

Notwithstanding the foregoing, the 2009 Convertible Debt shall not be considered a current liability upon satisfaction of the Sale Price Condition (as described in the 2009 Preliminary Prospectus Supplement in the provisions set forth under “Conversion upon Satisfaction of Sale Price Condition”), unless and until one or more notes constituting 2009 Convertible Debt are surrendered for conversion and then only to the extent of the cash payment due on the conversion of the notes surrendered.

3.6 Section 6.1 of the Loan Agreement is hereby amended by adding the following new subsection (j), to read in its entirety as follows:

(j) 2009 Convertible Debt, on terms complying with the definition thereof.

3.7 Subsection (a) of Section 6.10 of the Loan Agreement is amended by adding the following sentence at the end of subsection (a), to read as follows:

Notwithstanding the foregoing, the Borrower may make or agree to pay for or make a payment (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Convertible Debt or the 2009 Convertible Debt (including any interest payment with respect to the Convertible Debt or the 2009 Convertible Debt on such account), to the extent that the foregoing is an option or other right to acquire common stock of the Borrower, to the extent (and only to the extent) not prohibited by Section 6.17.

3.8 Section 6.17 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:

Section 6.17 Convertible Debt and 2009 Convertible Debt. (a) The Borrower will not make any cash or other payment (whether in securities or other property), including any sinking fund or similar deposit, on account of the conversion, redemption, retirement, purchase, acquisition, cancellation or termination of any of the (i) Convertible Debt prior to February 1, 2013 or (ii) 2009 Convertible Debt prior to November 1, 2012, whether optional or mandatory by the Borrower, except that (1) the Borrower may issue common stock (and cash in lieu of any fractional share thereof) on conversion of any Convertible Debt and/or 2009 Convertible Debt, (2) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (or be created), and no Loan Excess shall then exist, the Borrower may make any cash payment and may issue any other securities required upon any conversion, redemption, retirement, purchase, acquisition, cancellation or termination of the Convertible Debt consistent with the provisions set forth in the Preliminary OM, and (3) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (or be created), and no Loan Excess shall then exist, the Borrower may issue any other securities, and may with the prior written consent of the Agent and the Required Banks make any cash payment, required upon any conversion, redemption, retirement, purchase, acquisition, cancellation or termination of the 2009 Convertible Debt consistent with the provisions set forth in the 2009 Preliminary Prospectus Supplement.

(b) The Borrower will not make any cash or other payment or transfer of property for interest on account of any Convertible Debt or 2009 Convertible Debt if at the time thereof, or if immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing (or be created) or a Loan Excess shall then exist, except that the Borrower may issue common stock (and cash in lieu of any fractional share thereof) on conversion of any Convertible Debt and/or 2009 Convertible Debt in connection with any deemed interest payment thereof as described in the Preliminary OM or the 2009 Preliminary Prospectus Supplement.

(c) The Borrower shall issue the Convertible Debt and the 2009 Convertible Debt only on terms that are consistent in all material respects with the respective descriptions of the Convertible Debt and the 2009 Convertible Debt set forth in the Preliminary OM and the 2009 Preliminary Prospectus Supplement previously provided to the Banks, subject to the limitations set forth in the definitions of Convertible Debt and the 2009

Convertible Debt, respectively. The Borrower shall within two business days after the closing of each such offering provide to the Agent a certificate of an officer of the Borrower attaching true, correct and complete copies of all final documentation for such offering (including without limitation a copy of the final offering memorandum or prospectus and indenture for any Convertible Debt or the 2009 Convertible Debt, as the case may be). The Borrower shall not enter into or agree to any amendment, modification or waiver of any term or condition of, or any of its rights under, the documents pertaining to any issued Convertible Debt or the 2009 Convertible Debt, if, within 10 Business Days following written notice of any such amendment, modification or waiver, the Agent provides written notice to the Borrower that such amendment, modification or waiver in the reasonable opinion of the Agent, acting in good faith, materially and adversely affects the interests of the Banks.

3.9 Subsection (f) of Section 8.1 of the Loan Agreement is amended by amending and restating the third parenthetical phrase in clause (z), to read in its entirety as follows:

(including without limitation any Hedging Obligations, the Convertible Debt and the 2009 Convertible Debt)

3.10 Subsection (p) of Section 8.1 of the Loan Agreement is amended and restated, to read in its entirety as follows:

(p) Fundamental Change. A “fundamental change” as defined in either the Preliminary OM or the 2009 Preliminary Prospectus Supplement occurs.

3.11 At the Borrower’s request, the Agent and the Banks hereby grant a one-time consent to the use of up to $36,000,000.00 of the proceeds of the 2009 Convertible Debt and the proceeds from the Borrower’s issuance of additional common stock, to pay in full all of the outstanding Qualified Subordinated Debt (in principal, interest, prepayment premium and all other portions of such Debt) on or before November 13, 2009. Upon the closing of these transactions, the Borrower shall pay in full all outstanding Qualified Subordinated Debt. The Borrower shall promptly obtain and record Lien releases from the Subordinated Holder of all Liens securing the Qualified Subordinated Debt. The Borrower shall furnish the Agent with copies of all the release documents by December 1, 2009. This consent shall not constitute an amendment of the Loan Agreement nor be a precedent for any subsequent requested consent or waiver of any covenant or other provision of the Loan Agreement.

3.12 The Borrower shall use the remainder of the proceeds of the 2009 Convertible Debt issuance and the proceeds of the Borrower’s contemporaneous issuance of additional common stock, net of the prepayment of the Qualified Subordinated Debt under Paragraph 3.11 and issuance transaction fees, solely to pay the Indebtedness. To the extent such proceeds exceed the amount of the Indebtedness, the Borrower may use such excess proceeds for general corporate purposes.

ARTICLE 4.

AMENDMENTS TO FINANCIAL COVENANTS

4.1 Section 5.15 of the Loan Agreement is hereby amended to delete Subsection 5.15(b) (“Minimum Net Worth”) and replace said Subsection with “Reserved”.

4.2 Effective upon the payment in full of all outstanding Qualified Subordinated Debt, Section 5.15 of the Loan Agreement is hereby further amended to amend and restate Subsection 5.15(e) (which was added by the Fourth Amendment dated as of June 3, 2009), said restated Subsection 5.15(e) to read in its entirety as follows:

(e) Total Debt to EBITDA. The Borrower shall maintain, on a quarterly basis as of the last day of each fiscal quarter, a ratio (on a rolling four fiscal quarter basis) of Total Debt to EBITDA during the four preceding fiscal quarters of not more than 4.00 to 1.00.

4.3 Effective upon the payment in full of all outstanding Qualified Subordinated Debt, Section 5.2 of the Loan Agreement is amended to delete Subsection 5.15(m) (“EBITDA Monthly Certificate”) and replace said Subsection with “Reserved”.

ARTICLE 5.

ACKNOWLEDGMENT OF COLLATERAL

5.1 The Borrower hereby specifically reaffirms all of the Collateral Documents (subject to the release of Endeavor’s and certain of Borrower’s assets as contemplated in Paragraph 1.2 of this Amendment). The Borrower hereby confirms and agrees that the Collateral Documents secure the Loan Agreement as amended by this Amendment.

ARTICLE 6.

MISCELLANEOUS

6.1 The Borrower represents and warrants to the Agent and the Banks (which representations and warranties will survive the execution of this Amendment) that, after giving effect to the waivers described herein, (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default (taking into account the specific waiver in Article 2 hereof), (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole or any other facts, circumstances or conditions (financial or otherwise) upon which a Bank has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Notes and the Loan Agreement. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Agent or any Bank might exist, whether known or unknown, such items are hereby waived by the Borrower.

6.2 Except as expressly modified by this Amendment, all terms and provisions of the Loan Agreement are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms.

6.3 The Borrower agrees to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Agent). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

6.4 This Amendment may be executed in multiple separate counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each party’s signature may appear on a separate counterpart but all such counterparts taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier or pdf email.

6.5 (a) The provisions of this Amendment shall become effective if and when, and only when, (i) each and every representation and warranty of Borrower contained in this Amendment is true, complete and accurate, (ii) no event exists which constitutes a Default (other than the Defaults being specifically waived in Article 2 hereof), (iii) the Agent has received (on behalf of the Banks) of the fee under Paragraph 2.2, and (iv) the Agent has received the following:

(A) a duly executed counterpart of this Amendment,

(B) a certificate of the secretary of the Borrower setting forth resolutions of its board of directors with respect to the authorization of this Amendment,

(C) duly executed Third Supplement to Second Amended and Restated Texas Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement by the Borrower, and

(D) UCC lien searches satisfactory to the Agent from the State of Oklahoma pertaining to the Companies.

(b) In addition to the requirements in Subsection 5.5(a), the provisions of Article 1 of this Amendment shall become effective if and when, and only when, the Agent has received the following:

(A) a duly executed Security Agreement executed by the Borrower (and joined by Endeavor JV) granting a first priority security interest in the Borrower’s ownership interest in Endeavor JV, and related letter agreement executed by Endeavor JV,

(B) a duly executed Consent by Other JV Member,

(C) copies of the complete executed Endeavor JV Agreement, Purchase Agreement between the Borrower and Kinder Morgan Endeavor LLC, Gas Gathering Agreement, Management Services Agreement, Pipeline Operating Agreement, Joint Use Agreement, and related conveyance documents, and

(D) copies of the documents evidencing the prepayment in full of the Qualified Subordinated Debt.

(c) In addition to the requirements in Subsection 5.5(a), the provision of Article 3 of this Amendment shall become effective if and when, and only when, the Agent has received the following:

(A) a copy of the executed document by the Subordinated Holders of the Qualified Subordinated Debt waiving the advance notice requirement for prepayment and consenting to the 2009 Convertible Debt issuance.

(d) The Borrower hereby certifies by execution of this Amendment that the foregoing conditions in Subparagraph 5.5(a)(i) and (ii) are satisfied and true and correct. The documents set forth in condition (iv) of Subparagraph 5.5(a) and in the conditions in Subparagraphs 5.5(b) and (c) each shall be in form and substance satisfactory to the Agent and Agent’s counsel.

6.6 THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS, AND ANY OTHER WRITTEN INSTRUMENTS EXECUTED PURSUANT TO THIS AMENDMENT REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HEREOF, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.7 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the

Agent under the Loan Agreement or any of the Collateral Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Loan Agreement or any of the Collateral Documents.

6.8 Notwithstanding that such consent is not required under the Guaranty Agreements or the other Collateral Documents, Endeavor and Diamond each consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the Agent and the Banks to amend the Loan Agreement as set forth herein, Endeavor and Diamond each (i) acknowledges and confirms the continuing existence, validity and effectiveness of its Guaranty Agreement and each of the other Collateral Documents to which it is a party (subject to the partial release of Endeavor’s assets) and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

BORROWER:	GMX RESOURCES INC.

	By:	/s/ James A. Merrill
	Name:	James A. Merrill
	Title:	Chief Financial Officer and Treasurer

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Eric Broussard
	Name:	Eric Broussard
	Title:	Senior Vice President

BANKS:	CAPITAL ONE, NATIONAL ASSOCIATION,
as a Bank

	By:	/s/ Eric Broussard
	Name:	Eric Broussard
	Title:	Senior Vice President

BNP PARIBAS

	By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director

and

	By:	/s/ Juan Carlos Sandoval
	Name:	Juan Carlos Sandoval
	Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO RESTATED LOAN AGREEMENT]

BANK OF AMERICA, N.A.

By:	/s/ Sandra M. Serie
Name:	Sandra M. Serie
Title:	Vice President

COMPASS BANK

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Senior Vice President

FORTIS CAPITAL CORP.

By:	/s/ Steve Staples
Name:	Steve Staples
Title:	Director

and

By:	/s/ Scott Henry
Name:	Scott Henry
Title:	Vice President

UNION BANK, N.A.
(f.k.a. Union Bank of California, N.A.)

By:	/s/ M. Jarrod Bourgeois
Name:	M. Jarrod Bourgeois
Title:	Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO RESTATED LOAN AGREEMENT]

AGREED TO AND ACKNOWLEDGED by the undersigned for the purposes set forth in Paragraph 6.8.

ENDEAVOR PIPELINE INC.

By:	/s/ Keith Leffel
Name:	Keith Leffel
Title:	President

DIAMOND BLUE DRILLING CO.

By:	/s/ Richard Hart
Name:	Richard (Rick) Hart
Title:	President